SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 18, 2001



                                AEARO CORPORATION
             (Exact name of registrant as specified in its charter)
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Delaware                              33-96190                    13-3840450
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(State or other jurisdiction of      Commission                (I.R.S. Employer
incorporation or organization)       File Number             Identification No.)


               5457 West 79th Street
               Indianapolis, Indiana                      46268
     (Address of principal executive offices)          (Zip Code)


                                 (317) 692-6666
              (Registrant's telephone number, including area code)


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6

                                AEARO CORPORATION

                NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                   (UNAUDITED)

                                        3

ITEM 5.  OTHER EVENTS -


Indianapolis, Indiana (October 17, 2001) - Aearo Corporation, one of the global leaders in personal protective equipment, announced today that it continues to take proactive steps to strengthen its financial position and to improve its competitiveness during these difficult economic times. As previously reported, softening of the North American economy began early in fiscal 2001 and the overall economic downturn has resulted in many companies announcing layoffs which has had an impact on overall consumer confidence. The Company sells mainly into the manufacturing sector and, to a lesser extent, the consumer marketplace and the announced layoffs have had a significant impact on the number of employed industrial workers. As a result of this there has been, and it is expected to continue for some time, a slowdown in the market for our products. In addition, the Company's sales have been negatively impacted by the strength of the US dollar relative to global currencies.

Recent events, including the terrorist events of September 11, 2001, have weakened the overall economic outlook. In light of this the Company announced on September 30, 2001 a plan to right size and restructure certain manufacturing facilities as well as consolidate management levels throughout the Company. It is anticipated that the restructuring will be implemented over the next eighteen months and the annualized savings are expected to be $4.8 million, with $2.4 million occurring in fiscal year 2002. Subsequently, the Company's Board of Directors has authorized management to repurchase from time to time a portion of the Company's 12.5% Senior Subordinated Notes, subject to market conditions and other factors. No assurance can be given as to whether or when or at what prices such repurchases will occur.

Secondly, Aearo is continuing its focus on product innovation. The Company is introducing a complete line of new, innovative respiratory products under its AOSafety(R) brand. This line was shown at the National Safety Congress convention held recently in Atlanta. It features many innovations unique to the market, including the patented QuickLatch(R) feature, a highly innovative latch design which makes it much easier for the user to put on and release the mask. This full line of respiratory products will be distributed through the Company's North American distribution channel, its consumer channel, and expanded into Europe and other international markets.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 18, 2001                               AEARO CORPORATION

                                                     /s/ Jeffrey S. Kulka


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                                                     Jeffrey S. Kulka
                                                     Vice President, Finance,
Treasurer, and Secretary
                                                     (Principal Financial and
Accounting Officer)